UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51072

Oregon	93-0856709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9100 S.W. Gemini Drive Beaverton, Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 601-1000

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s amended Cascade Microtech, Inc. 2010 Stock Incentive Plan became effective upon its approval by the Company’s shareholders at the Cascade Microtech, Inc. Annual Meeting of Shareholders held on May 9, 2014, described under Item 5.07 below. The Board of Directors had amended the 2010 Stock Incentive Plan, upon recommendation of its Management Development and Compensation Committee and subject to shareholder approval, to increase the number of shares of Cascade Microtech, Inc.’s common stock reserved for issuance under the 2010 Stock Incentive Plan by 500,000 shares (from 2,369,600 shares to 2,869,600 shares). This amendment was the sole amendment included in the amended 2010 Stock Incentive Plan.

The following is a brief description of the terms and conditions of the amended 2010 Stock Incentive Plan. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the amended 2010 Stock Incentive Plan, a copy of which was attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 7, 2014, and is incorporated by reference. In addition, the Company’s Definitive Proxy Statement includes a more detailed summary of the amended 2010 Stock Incentive Plan on pages 12-18, which description is also incorporated by reference.

The purpose of the amended 2010 Stock Incentive Plan is to benefit and advance the interests of the Company by authorizing awards to employees, officers and directors of the Company and its subsidiaries as an additional incentive for them to make contributions to the financial success of the Company. The amended 2010 Stock Incentive Plan will terminate on March 24, 2020, unless terminated earlier by the Board of Directors or the Management Development and Compensation Committee.

Shares may be issued under the amended 2010 Stock Incentive Plan pursuant to awards of stock options, stock appreciation rights, restricted stock awards, restricted stock units and unrestricted stock awards. The Management Development and Compensation Committee administers the amended 2010 Stock Incentive Plan, which includes determining the types and amounts of awards, and to whom awards will be granted. The Management Development and Compensation Committee may also grant awards under the amended 2010 Stock Incentive Plan that are subject to the attainment of performance goals relating to one or a combination of business criteria for purposes of qualifying the awards under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Cascade Microtech, Inc. Annual Meeting of Shareholders held on May 9, 2014, the Company’s shareholders (i) elected three directors; (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2014; (iii) approved an amendment to the Cascade Microtech, Inc. 2010 Stock Incentive Plan; and (iv) approved, as a non-binding advisory vote, the Company’s named executive officer compensation. Set forth below are the voting results for each of these proposals.

Proposal 1.	Election of Directors to serve three-year terms:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Michael D. Burger	13,028,342	153,767	1,891,860
Raymond A. Link	13,057,059	125,050	1,891,860

Election of Director to serve a one-year term:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Martin L. Rapp	13,057,349	124,760	1,891,860

Proposal 2.	Ratification of KPMG LLP as Independent Registered Public Accountant for the Year Ending December 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,050,761	13,057	10,151	—

Proposal 3.	Approval of amendment to the Cascade Microtech, Inc. 2010 Stock Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,793,551	373,363	15,195	1,891,860

Proposal 4.	Approval, as a non-binding advisory vote, the Company’s named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,903,091	4,838	274,180	1,891,860

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2014	CASCADE MICROTECH, INC.
(Registrant)

	By:	/s/ JEFF KILLIAN
Jeff Killian
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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